Exhibit 10.4

SIXTH AMENDMENT TO
MASTER ACCOUNTS RECEIVABLE PURCHASE AGREEMENT
SIXTH AMENDMENT TO MASTER ACCOUNTS RECEIVABLE PURCHASE AGREEMENT, dated as of February 7, 2022 (this “Amendment”), between EDGEWELL PERSONAL CARE, LLC, a Delaware limited liability company (the “Seller”), EDGEWELL PERSONAL CARE COMPANY, a Missouri corporation (the “Guarantor”, and, together with the Seller, each, an “Edgewell Entity”, and collectively, the “Edgewell Entities”), and MUFG BANK, LTD., formerly known as The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch (the “Purchaser”).
RECITALS:
(1)The Edgewell Entities and the Purchaser are parties to that certain Master Accounts Receivable Purchase Agreement, dated as \of September 15, 2017 (as amended, supplemented or otherwise modified, the “Purchase Agreement”).
(2)The Edgewell Entities and the Purchaser have agreed to amend the Purchase Agreement as set forth herein.
Section 1.     Defined Terms. Capitalized terms used and not otherwise defined in this Amendment shall have the meanings given to such terms in the Purchase Agreement.
Section 2.     Amendments to the Purchase Agreement Each Edgewell Entity and the Purchaser agree that, effective as of the date first above written, and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Purchase Agreement is hereby amended as follows:
(a)The definition of “Maximum Facility Amount” set forth in Section 1.1 of the Purchase Agreement is amended and restated in its entirety to read as follows:
“Maximum Facility Amount” means $180,000,000.
(b)Each of the definitions of “Adjusted Discount Rate” and “Discount Rate” set forth in Section 1.1 of the Purchase Agreement is amended by deleting the reference to “LIBOR” set forth therein and replacing it with “the BSBY Rate”.
(c)The definition of “Business Day” set forth in Section 1.1 of the Purchase Agreement is amended by deleting the proviso from the end thereof.
(d)The definition of “LIBOR” set forth in Section 1.1 of the Purchase Agreement is deleted in its entirety.
(e)The following definitions are added to Section 1.1 of the Purchase Agreement in their proper alphabetical order:
“BSBY” means the Bloomberg Short Term Bank Yield Index, as administered by the BSBY Administrator.
“BSBY Administrator” means Bloomberg Index Services Limited (or a successor administrator of BSBY selected by the Purchaser in its discretion).
“BSBY Rate” means, for any Receivable, a rate per annum equal to BSBY for an applicable tenor, on the day (such day, the “BSBY Rate Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day for which such rate is accruing for a period matching the period over which such rate will accrue, as such rate is published by the BSBY Administrator; provided, however, that (i) if as of 5:00 p.m. (New York City time) on any BSBY Rate Determination Day any BSBY Rate for the applicable tenor has not been published by the BSBY Administrator, then the BSBY Rate will be BSBY for such tenor as published by the BSBY Administrator on the first preceding U.S. Government Securities Business Day for which BSBY for such tenor was published by the BSBY Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such BSBY Rate Determination Day and (ii) if the BSBY Rate determined as provided above would be less than the zero, then the BSBY Rate shall be deemed to be zero. In addition, if the applicable tenor does not correspond to any available published tenor, then the BSBY Rate shall be an Interpolated Rate.
“Interpolated Rate” means, with respect to any Receivable for which a published BSBY Rate is not available for an applicable tenor, at any time, the rate per annum (rounded to the same number of decimal places as the BSBY Rate) determined by the Purchaser (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the BSBY Rate for the longest period for which BSBY is available that is shorter than the applicable tenor; and (b) the BSBY Rate for the shortest period for which such BSBY Rate is available that exceeds the applicable tenor, in each case, at such time.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
(f)Section 2.7 of the Purchase Agreement is amended and restated in its entirety to read as follows:
Section 2.7.    Applicable Benchmark Replacement. Anything in this Agreement to the contrary notwithstanding, if the Purchaser determines (which determination shall be binding and conclusive) that adequate and reasonable means do not exist for ascertaining the Applicable Benchmark, or such Applicable Benchmark does not adequately or fairly reflect the cost to the Purchaser of purchasing a Receivable, then the Purchaser shall give the Seller prompt notice thereof, and so long as such condition remains in effect, (i) no purchase shall be funded using such Applicable Benchmark as a component of the Discount Rate or Adjusted Discount Rate and (ii) all outstanding and future transfers shall be funded using a Discount Rate or Adjusted Discount Rate, as applicable, that is calculated based on the Prime Commercial Rate plus a margin reasonably determined by the Purchaser. If (i) the Purchaser determines in its sole discretion (which shall be conclusive absent manifest error) that the foregoing inadequacy with respect to such Applicable Benchmark is not of a temporary or definite nature or (ii) the Purchaser determines that (A) the administrator of such Applicable Benchmark or a Governmental Authority having jurisdiction over such administrator or over the Purchaser (or any other Person on behalf of such administrator or Governmental Authority) has made or published a public statement announcing that (1) the administrator of such Applicable Benchmark has ceased or will cease to provide such Applicable Benchmark, permanently or indefinitely (provided that, at the time of such statement or publication, no successor administrator will continue to provide such Applicable Benchmark), or (2) such Applicable Benchmark is no longer representative of the applicable discount or (B) receivable purchase agreements that include similar language to that contained in this Section 2.7 are being executed or amended to incorporate or adopt a new benchmark interest rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein) to replace such Applicable Benchmark, then the Purchaser and the Seller shall negotiate in good faith to replace the Applicable Benchmark with a Replacement Rate for calculating the Discount Rate and Adjusted Discount Rate, as applicable (including any mathematical or other adjustments to such benchmark or the Discount Rate or Adjusted Discount Rate, as applicable) for any relevant Receivable.
In addition, in the event that the Purchaser determines in its sole discretion (which shall be conclusive absent manifest error) to utilize a rate other than the Applicable Benchmark then in effect, then the Purchaser and the Seller shall negotiate in good faith to replace the Applicable Benchmark with a Replacement Rate for calculating the Discount Rate and Adjusted Discount

Rate, as applicable (including any mathematical or other adjustments to such benchmark or the Discount Rate or Adjusted Discount Rate, as applicable) for any relevant Receivable.
Each determination by the Purchaser pursuant to this Section 2.7 shall be conclusive absent manifest error.
For purposes of this Section 2.7, (i) the “Applicable Benchmark” means initially BSBY; provided, that if the replacement of BSBY or the then-current Applicable Benchmark has occurred pursuant to this Section 2.7, then the “Applicable Benchmark” means the applicable Replacement Rate and (ii) the “Replacement Rate” means the alternative rate and margin (which may be different to the previously specified rate and may include an adjustment spread) mutually agreed to by Purchaser and Seller, giving due consideration to account benchmark rates and means of calculating spread adjustments that are being generally accepted in the relevant markets; provided, that, if such alternate benchmark interest rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
Section 3.     Conditions of Effectiveness. This Amendment shall become effective when, and only when Purchaser shall have executed this Amendment and received counterparts of this Amendment executed by the Edgewell Entities.
Section 4.     Representations and Warranties of each Edgewell Entity. Each Edgewell Entity represents and warrants that, as to itself, the representations and warranties made by the Seller in Section 9.1 of the Purchase Agreement and by Guarantor in Section 9.3 of the Purchase Agreement are true and correct in all respects as of the date hereof to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, m which case such representations and warranties are true and correct in all respects on and as of such earlier date.
Section 5.    Ratification; References to and Effect on the Purchase Agreement. Except for the amendments set forth in Section 2 hereof, nothing herein shall be deemed to be an amendment or waiver of any covenant or agreement contained in the Purchase Agreement and each Edgewell Entity agrees that all of the covenants and agreements and other provisions contained in the Purchase Agreement, as amended herein, are hereby ratified and confirmed in all respects and shall remain in full force and effect in accordance with their terms from and after the date of this Amendment On and after the effective date of this Amendment, each reference in the Purchase Agreement to “this Agreement”, “hereunder”, “hereof'', “herein” or words of like import referring to the Purchase Agreement and each reference in the other documents referred to in the Purchase Agreement, “thereunder”, “thereof'' or words of like import referring to the Purchase Agreement (as the case may be), shall mean and be a reference to the Purchase Agreement as amended by this Amendment This Amendment shall constitute a Purchase Document.
Section 6.     Counterparts. This Amendment may be executed in any number of counterparts, and by the different patties thereto on separate counterparts, each such counterpart shall be deemed an original and all of such counterparts taken together shall be deemed to constitute one and the same instrument. A facsimile or electronic copy of an executed counterpart of this Amendment shall be effective as an original for all purposes.
Section 7.     Governing Law. This Amendment shall be governed by and construed in accordance with the Laws of the State of New York without regard to the principles of conflicts of law thereof (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law)

IN WITNESS WHEREOF, the parties have executed this Amendment by their undersigned, duly authorized officers on the date first above written:

SELLER:

EDGEWELL PERSONAL CARE, LLC

By·     _ Name.
Title:

GUARANTOR:

EDGEWELL PERSONAL CARE COMPANY

By·     _ Name.
Title:

[Signature Page to Sixth Amendment to Master Accounts Receivable Purchase Agreement]

PURCHASER:

MUFG BANK, LTD.

By·     _ Name.
Title:

[Signature Page to Sixth Amendment to Master Accounts Receivable Purchase Agreement]